UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2006
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	0001-338613	16-1731691
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
1700 Pacific, Suite 2900
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On November 27, 2006, Regency Energy Partners LP (the “Partnership”) issued a press release announcing that it has commenced a private placement of $650.0 million of senior notes. The Partnership is filing a copy of the press release as Exhibit 99.1 hereto.
In connection with the offering of senior notes, the Partnership will disclose LTM covenant EBITDA and its reconciliation to net income. We believe that LTM covenant EBITDA is a useful financial performance measurement reflecting our ability to incur and service debt and to fund capital expenditures. LTM covenant EBITDA, defined as “Consolidated EBITDA” in our credit agreement for purposes of calculating financial covenants, is a measure designed to estimate what our historical adjustment EBITDA would have been if certain material projects had been in service for the entire historical period and if certain acquisitions had closed as of the beginning of such period. LTM covenant EBITDA is also adjusted for certain non-recurring items. We believe that LTM covenant EBITDA provides an appropriate measure of our debt service capabilities and, as a result, this measure is used as a measure of our financial performance pursuant to credit facility.
The following table provides a reconciliation of LTM covenant EBITDA to net income.

		Nine Months	Nine Months
	Year Ended	Ended	Ended
	December 31,	September 30,	September 30,
	2005	2005	2006
	($ in thousands)
Net loss	$(10,860)	$(12,440)	$(13,831)
Add:
Interest expense, net	17,880	12,717	27,319
Depreciation and amortization	23,171	16,076	28,306

EBITDA	$30,191	$16,353	$41,794
Unrealized (gain)/loss from risk management activities	9,530	12,712	(4,346)
Non-cash put option exercises	1,956	1,293	2,652
Acquisition expenses	—	—	1,885
Loss on debt refinancing	8,480	7,724	12,447
Management services termination fee	—	—	12,542
Management fee	1,086	760	360

Adjusted EBITDA	$51,243	$38,842	$67,334

($ in thousands)
Adjusted EBITDA for year ended December 31, 2005	$51,243

Add (deduct):
Adjusted EBITDA for nine months ended September 30, 2006	67,334
Adjusted EBITDA for nine months ended September 30, 2005	(38,842)

Adjusted EBITDA for the twelve months ended September 30, 2006	$79,735

Add (deduct):
Pro forma adjustments for Regency Interstate Enhancement Project, TexStar acquisition and material projects	35,152
Net adjustment to EBITDA in bank credit agreement(1)	4,651

LTM Covenant EBITDA	$119,538

(1)	Consists primarily of $2.5 million of expenses related to our initial public offering and $2.0 million of Long-Term Incentive Plan expenses.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description

Exhibit 99.1	Copy of the registrant’s press release dated November 27, 2006 announcing the commencement of a private placement of senior notes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By:	REGENCY GP LP, its General Partner

	By:	REGENCY GP LLC, its General Partner

		By:	/s/ William E. Joor III

		Name:	William E. Joor III
		Title:	Executive Vice President, Chief Legal and Administrative Officer and Secretary
November 27, 2006

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Copy of the registrant’s press release dated November 27, 2006 announcing the commencement of a private placement of senior notes.